Exhibit 99.1

Acushnet Holdings Corp. Announces
Third Quarter 2016 Financial Results

•                  Third quarter net sales of $332.4 million, up 3.9% year over year, or 2.2% in constant currency

•                  Nine months net sales of $1,235.3 million, up 4.4% year over year, or 4.7% in constant currency

•                  Third quarter net loss attributable to Acushnet Holdings of $6.2 million, up $7.8 million year over year

•                  Nine months net income attributable to Acushnet Holdings of $45.9 million, up $26.4 million year over year

•                  Third quarter Adjusted EBITDA of $27.0 million, up 9.0% year over year

•                  Nine months Adjusted EBITDA of $191.4 million, up 3.4% year over year

FAIRHAVEN, MA — December 8, 2016 — Acushnet Holdings Corp. (NYSE: GOLF) (“Acushnet”), a global leader in the design, development, manufacture and distribution of performance-driven golf products, today reported financial results for the three and nine months ended September 30, 2016.

Wally Uihlein, Acushnet’s President and CEO, said, “We are pleased with our third quarter performance and especially our results so far this year.  Net sales and Adjusted EBITDA continued to grow over the first nine months as a result of solid execution by the Acushnet team.  As the golf industry is undergoing a much needed and positive rationalization, our strategy continues to work well and resonates strongly with golfers and our partners.  The focus on the dedicated golfer, a broad and deep product portfolio, market leading positions across multiple categories and a world class team provide a solid foundation for continued success going forward.”

Uihlein continued, “Having been with Acushnet for 40 years, it was incredibly rewarding to reach another major milestone with the recent completion of our initial public offering.  I’m very excited to begin the next chapter in the company’s history.”

Summary of Third Quarter 2016 Financial Results

	Three months ended September 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2016	2015	$ change	% change	$ change	% change
Net sales	$332.4	$319.9	$12.5	3.9%	$7.0	2.2%
Net loss attributable to Acushnet Holdings Corp.	$(6.2)	$(14.0)	$7.8	NM
Adjusted EBITDA	$27.0	$24.8	$2.2	9.0%

Consolidated net sales increased by 3.9%, or 2.2% on a constant currency basis:

•                  7.5% increase in net sales (6.2% on a constant currency basis) in FootJoy golf wear across all categories

•                  10.4% increase in net sales (7.7% on a constant currency basis) of Titleist golf clubs as a result of continued strong demand for the new 2016 model 716 irons, Vokey wedges and Scotty Cameron putters

•                  5.5% decrease in net sales (6.5% on a constant currency basis) of Titleist golf balls as a result of the off-course U.S. retail channel disruption caused by the bankruptcy of Sports Authority and the reorganization efforts of Golfsmith and the fact that our Pro V1 and Pro V1x balls are in the second year of their 2-year product cycle

Consolidated net sales in the United States decreased by 0.7%, impacted by soft market conditions in the United States and the reorganization efforts of Golfsmith.  Acushnet posted strong year-on-year gains in regions outside the United States, increasing net sales by 9.3% — on a constant currency basis, such net sales would have increased by 5.6%, with Korea up 10.8%, EMEA up 6.2% and Japan up 5.4%.

Net income (loss) attributable to Acushnet increased by $7.8 million to a loss of $6.2 million primarily as a result of higher income from operations principally due to higher gross profit in FootJoy golf wear and Titleist golf clubs offset by lower gross profit in Titleist golf balls, and lower SG&A expenses.

Adjusted EBITDA increased by 9.0% primarily as a result of higher income from operations.  Adjusted EBITDA margin increased to 8.1% for the third quarter from 7.7% for the prior year period.

Summary of First Nine Months 2016 Financial Results

	Nine months ended September 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2016	2015	$ change	% change	$ change	% change
Net sales	$1,235.3	$1,182.7	$52.6	4.4%	$55.7	4.7%
Net income attributable to Acushnet Holdings Corp.	$45.9	$19.5	$26.4	NM
Adjusted EBITDA	$191.4	$185.2	$6.2	3.4%

Consolidated net sales increased by 4.4%, or 4.7% on a constant currency basis:

•                  9.3% increase in net sales (9.0% on a constant currency basis) of Titleist golf clubs reflecting continued strong demand for the new 2016 model 716 irons, Vokey wedges and Scotty Cameron putters

•                  6.4% increase in net sales (6.8% on a constant currency basis) of FootJoy golf wear across all categories

•                  9.2% increase in net sales (9.7% on a constant currency basis) of Titleist golf gear driven by sales volume growth in all categories

•                  3.6% decrease on net sales (3.1% on a constant currency basis) of Titleist golf balls as a result of the off-course U.S. retail channel disruption and the fact that our Pro V1 and Pro V1x balls are in the second model year

•                  1.3% increase in net sales in the United States

•                  8.3% increase in net sales in regions outside of the United States — 8.8% on a constant currency basis, with Korea up 19.2%, EMEA up 10.1% and Japan up 5.1%

Net income attributable to Acushnet increased by $26.4 million to $45.9 million.  This increase was primarily as a result of higher income from operations principally due to higher gross profit in Titleist golf clubs, and lower SG&A expenses.

Adjusted EBITDA increased by 3.4% primarily as a result of higher income from operations.  Adjusted EBITDA margin decreased to 15.5% for the nine months ended September 30, 2016 from 15.7% for the prior year period.

Liquidity and Capital Resources

As of September 30, 2016, we had:

•                  cash of $85.7 million ($81.1 million on a pro forma basis, after giving effect to the automatic conversion of our convertible notes and convertible preferred stock and the payment of interest on the convertible notes at the closing of our initial public offering)

•                  availability under our revolving credit facility of $255 million and availability under our local credit facilities of $66 million

Initial Public Offering

On November 2, 2016, Acushnet completed its initial public offering (“IPO”) at $17.00 per share.  A total of 22,233,332 shares of common stock were sold to the underwriters, including 2,899,999 shares sold pursuant to the full exercise of the underwriters’ option to purchase additional shares.  All 22,233,332 shares of common stock sold in the offering were sold by existing stockholders of Acushnet.

Investor Conference Call

Acushnet will hold a conference call at 8:30 am (Eastern Time) on December 8, 2016 to discuss the results of the quarter and host a question and answer session.  A live webcast of the conference call will be accessible at www.AcushnetHoldingsCorp.com/ir.  A replay archive of the webcast will be available shortly after the call concludes.

About Acushnet Holdings Corp.

We are the global leader in the design, development, manufacture and distribution of performance-driven golf products, which are widely recognized for their quality excellence. Driven by our focus on dedicated and discerning golfers and the golf shops that serve them, we believe we are the most authentic and enduring company in the golf industry. Our mission - to be the performance and quality leader in every golf product category in which we compete - has remained consistent since we entered the golf ball business in 1932.  Today, we are the steward of two of the most revered brands in golf — Titleist, one of golf’s leading performance equipment brands, and FootJoy, one of golf’s leading performance wear brands.  Additional information can be found at www.acushnetholdingscorp.com.

Forward-Looking Statements

This release includes forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. These forward-looking statements are included throughout this release and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We use words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this release.

The forward-looking statements contained in this release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include, but are not limited to: (1) a reduction in the number of rounds of golf played or in the number of golf participants; (2) unfavorable weather conditions may impact the number of playable days and rounds played in a given year; (3)  macroeconomic factors may affect the number of rounds of golf played and related spending on golf products;  (4) demographic factors may affect the number of golf participants and related spending on our products; (5) a significant disruption in the operations of our manufacturing, assembly or distribution facilities; (6) our ability to procure raw materials or components of our products; (7) a disruption in the operations of our suppliers; (8) cost of raw materials and components; (9) currency transaction and translation risk; (10) our ability to successfully manage the frequent introduction of new products; (11) our reliance on technical innovation and high-quality products; (12) changes of the Rules of Golf with respect to equipment; (13) our ability to adequately enforce and protect our intellectual property rights; (14) involvement in lawsuits to protect, defend or enforce our intellectual property rights; (15) our ability to prevent infringement of intellectual property rights by others; (16) recent changes to U.S. patent laws and proposed changes to the rules of the U.S. Patent and Trademark Office; (17) intense competition and our ability to maintain a competitive advantage in each of our markets; (18) limited opportunities for future growth in sales of golf balls, golf shoes and golf gloves; (19) our customers’ financial condition, their levels of business activity and their ability to pay trade obligations; (20) a decrease in corporate spending on our custom logo golf balls; (21) our ability to maintain and further develop our sales channels; (22) consolidation of retailers or concentration of retail market share; (23) our ability to maintain and enhance our brands; (24) seasonal fluctuations of our business; (25) fluctuations of our business based on the timing of new product introductions; (26) risks associated with doing business globally; (27) compliance with laws, regulations and policies, including the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation; (28) our ability to secure professional golfers to endorse or use our products; (29) negative publicity relating to us or the golfers who use our products or the golf industry in general; (30) our ability to accurately forecast demand for our products; (31) a disruption in the service or increase in cost, of our primary delivery and shipping services or a significant disruption at shipping ports; (32) our ability to maintain our information systems to adequately perform their functions; (33) cybersecurity risks; (34) the ability of our eCommerce systems to function effectively; (35) occurrence of natural disasters or pandemic diseases; (36) impairment of goodwill and identifiable intangible assets; (37) our ability to attract and/or retain management and other key employees and hire qualified management, technical and manufacturing personnel; (38) our ability to prohibit sales of our products by unauthorized retailers or distributors; (39) international political instability and terrorist activities; (40) our ability to grow our presence in existing international markets and expand into additional international markets; (41) tax uncertainties, including potential changes in tax laws, unanticipated tax liabilities and limitations on utilization of tax attributes after any change of control; (42) adequate levels of coverage of our insurance policies; (43) product liability, warranty and recall claims; (44) litigation and other regulatory proceedings; (45) compliance with environmental, health and safety laws and regulations; (46) our ability to secure additional capital on terms acceptable to us and potential dilution of holders of our common stock; (47) our estimates or judgments relating to our critical accounting policies; (48) our substantial leverage, ability to service our indebtedness, ability to incur more indebtedness and restrictions in the agreements governing our indebtedness; (49) a sale, foreclosure, liquidation or other transfer of the shares of our common stock owned by Magnus Holdings Co., Ltd. (“Magnus”) as a result of the term loan agreement entered into by Magnus to finance the purchase of shares of our common stock by Magnus in connection with our initial public offering; (50) the ability of our controlling stockholder to control significant corporate activities, and our controlling stockholder’s interests may conflict with yours; (51) the pledge by Fila Korea Co., Ltd. (“Fila Korea”) of the common stock of Magnus and any future pledges by Fila Korea of the common stock of Magnus; (52) the insolvency laws of Korea are different from U.S. bankruptcy laws; (53) our status as a controlled company;  (54) increased costs and regulatory requirements of being a public company; (55) our ability to maintain effective internal controls over financial reporting; (56) our ability to pay dividends; (57) dilution from future issuances or sales of our common stock; (58) anti-takeover provisions in our organizational documents; and (59) reports from securities analysts.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release or in the section entitled “Risk Factors” in our Prospectus dated October 27, 2016 and filed with the SEC pursuant to Rule 424(b). Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

MEDIA CONTACT:

Joy Murphy, ICR

AcushnetPR@icrinc.com

ACUSHNET HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2016	2015	2016	2015
Net sales	$332,353	$319,868	$1,235,348	$1,182,742
Cost of goods sold	170,369	162,528	614,123	572,457
Gross profit	161,984	157,340	621,225	610,285
Operating expenses
Selling, general and administrative	139,063	144,246	445,834	457,253
Research and development	12,473	11,395	35,296	34,023
Intangible amortization	1,654	1,653	4,957	4,966
Restructuring charges	174	—	816	—
Income from operations	8,620	46	134,322	114,043
Interest expense, net	15,672	17,563	44,076	48,093
Other (income) expense, net	(2,449)	54	1,389	9,988
Income (loss) before income taxes	(4,603)	(17,571)	88,857	55,962
Income tax (benefit) expense	440	(4,273)	39,878	32,646
Net income (loss)	(5,043)	(13,298)	48,979	23,316
Less: Net income attributable to noncontrolling interests	(1,124)	(689)	(3,077)	(3,847)
Net income (loss) attributable to Acushnet Holdings Corp.	(6,167)	(13,987)	45,902	19,469
Accruing of cumulative dividends	(3,465)	(3,437)	(10,320)	(10,311)
Allocation of undistributed earnings to preferred shareholders	—	—	(15,071)	(4,231)
Net income (loss) attributable to common shareholders — basic	(9,632)	(17,424)	20,511	4,927
Adjustments to net income for dilutive securities	—	—	17,046	—
Net income (loss) attributable to common shareholders — diluted	$(9,632)	$(17,424)	$37,557	$4,927

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	Pro forma September 30,	December 31,
(in thousands, except share and per share amounts)	2016	2016*	2015

Assets
Current assets
Cash ($12,796 and $10,029 attributable to the variable interest entity (“VIE”))	$85,673	$81,129	$54,409
Restricted cash	3,195	3,195	4,725
Accounts receivable, net	208,285	208,285	192,384
Inventories ($11,573 and $15,755 attributable to the VIE)	298,824	298,824	326,359
Other assets	80,435	80,435	93,646
Total current assets	676,412	671,868	671,523
Property, plant and equipment, net ($10,749 and $11,147 attributable to the VIE)	242,343	242,343	254,894
Goodwill ($32,312 and $32,312 attributable to the VIE)	185,005	185,005	181,179
Identifiable intangible assets, net	492,792	492,792	499,494
Deferred income taxes	117,236	117,236	132,265
Other assets ($2,704 and $2,738 attributable to the VIE)	24,852	24,852	19,618
Total assets	$1,738,640	$1,734,096	$1,758,973
Liabilities and Equity
Current liabilities
Short-term debt	$27,581	$27,581	$441,704
Accounts payable ($7,700 and $10,250 attributable to the VIE)	89,530	89,530	89,869
Payables to related parties	4,544	—	12,570
Accrued taxes	28,102	28,102	29,432
Accrued compensation and benefits ($795 and $1,035 attributable to the VIE)	228,186	228,186	111,390
Accrued expenses and other liabilities ($3,385 and $4,516 attributable to the VIE)	81,185	81,185	70,626
Total current liabilities	459,128	454,584	755,591
Long-term debt and capital lease obligations	720,700	358,211	394,511
Deferred income taxes	6,404	6,404	7,112
Accrued pension and other postretirement benefits ($1,960 and $2,303 attributable to the VIE)	110,049	110,049	119,549
Accrued equity appreciation rights	—	—	145,384
Other noncurrent liabilities ($2,869 and $2,841 attributable to the VIE)	20,844	20,844	12,284
Total liabilities	1,317,125	950,092	1,434,431
Commitments and contingencies
Series A redeemable convertible preferred stock	131,036	—	131,036
Equity
Common stock	25	74	22
Additional paid-in capital	379,729	873,205	309,110
Accumulated other comprehensive loss, net of tax	(73,001)	(73,001)	(67,234)
Retained deficit	(49,606)	(49,606)	(81,647)
Total equity attributable to Acushnet Holdings Corp.	257,147	750,672	160,251
Noncontrolling interests	33,332	33,332	33,255
Total equity	290,479	784,004	193,506
Total liabilities and equity	$1,738,640	$1,734,096	$1,758,973

* The unaudited pro forma consolidated balance sheet information as of September 30, 2016 has been prepared to give effect to the automatic conversion of all of the outstanding convertible notes into an aggregate of 32,624,820 shares of common stock, the payment in cash of accrued and unpaid interest of $4.5 million on the convertible notes and the automatic conversion of all of the outstanding shares of the Series A preferred stock into an aggregate of 16,542,243 shares of common stock as if the Company’s foregoing transactions had occurred on September 30, 2016.

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2016	2015
Cash flows from operating activities
Net income	$48,979	$23,316
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	30,553	31,566
Unrealized foreign exchange gain (loss)	(1,069)	2,790
Amortization of debt issuance costs	3,036	4,224
Amortization of discount on bonds payable	3,963	4,017
Change in fair value of common stock warrants	6,112	14,535
Share-based compensation	7,123	2,033
Loss on disposals of property, plant and equipment	82	32
Deferred income taxes	25,958	15,765
Changes in operating assets and liabilities	(2,709)	11,508
Cash flows provided by operating activities	122,028	109,786
Cash flows from investing activities
Additions to property, plant and equipment	(13,502)	(15,267)
Change in restricted cash	1,702	1,364
Cash flows used in investing activities	(11,800)	(13,903)
Cash flows from financing activities
Decrease in short-term borrowings, net	(28,163)	(13,278)
Repayment of senior term loan facility	(30,000)	—
Proceeds from senior term loan facility	375,000	—
Repayment of secured floating rate notes	(375,000)	—
Proceeds from exercise of common stock warrants	34,503	34,503
Repayment of bonds	(34,503)	(34,503)
Debt issuance costs	(6,469)	—
Dividends paid on Series A redeemable convertible preferred stock	(13,861)	(13,747)
Dividends paid to noncontrolling interests	(3,000)	(1,800)
Cash flows used in financing activities	(81,493)	(28,825)
Effect of foreign exchange rate changes on cash	2,529	(2,241)
Net increase in cash	31,264	64,817
Cash, beginning of year	54,409	47,667
Cash, end of period	$85,673	$112,484
Supplemental information
Non-cash additions to property, plant and equipment	$355	$491
Non-cash conversion of common stock warrants	28,996	7,298

ACUSHNET HOLDINGS CORP.
Supplemental Net Sales Information

Third Quarter Net Sales by Segment

	Three months ended September 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
	2016	2015	$ change	% change	$ change	% change
	(in thousands)
Titleist golf balls	$119,079	$126,042	$(6,963)	(5.5)%	$(8,188)	(6.5)%
Titleist golf clubs	74,283	67,279	7,004	10.4%	5,176	7.7%
Titleist golf gear	30,499	28,995	1,504	5.2%	897	3.1%
FootJoy golf wear	97,758	90,941	6,817	7.5%	5,599	6.2%

Third Quarter Net Sales by Region

	Three months ended September 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
	2016	2015	$ change	% change	$ change	% change
	(in thousands)
United States	$172,415	$173,587	$(1,172)	(0.7)%	$(1,172)	(0.7)%
EMEA	39,565	40,535	(970)	(2.4)%	2,512	6.2%
Japan	47,658	37,963	9,695	25.5%	2,061	5.4%
Korea	40,913	35,753	5,160	14.4%	3,852	10.8%
Rest of world	31,802	32,030	(228)	(0.7)%	(266)	(0.8)%
Total sales	$332,353	$319,868	$12,485	3.9%	$6,987	2.2%

Nine Month Net Sales by Segment

	Nine months ended September 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
	2016	2015	$ change	% change	$ change	% change
	(in thousands)
Titleist golf balls	$415,328	$430,707	$(15,379)	(3.6)%	$(13,465)	(3.1)%
Titleist golf clubs	314,579	287,810	26,769	9.3%	25,937	9.0%
Titleist golf gear	114,833	105,180	9,653	9.2%	10,246	9.7%
FootJoy golf wear	361,788	340,101	21,687	6.4%	23,042	6.8%

Nine Month Net Sales by Region

	Nine months ended September 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
	2016	2015	$ change	% change	$ change	% change
	(in thousands)
United States	$653,828	$645,579	$8,249	1.3%	$8,249	1.3%
EMEA	177,221	167,464	9,757	5.8%	16,991	10.1%
Japan	155,233	133,647	21,586	16.2%	6,881	5.1%
Korea	123,357	107,508	15,849	14.7%	20,687	19.2%
Rest of world	125,709	128,544	(2,835)	(2.2)%	2,923	2.3%
Total sales	$1,235,348	$1,182,742	$52,606	4.4%	$55,731	4.7%

ACUSHNET HOLDINGS CORP.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

(In Thousands)

Use of Non-GAAP Financial Measures

This release includes the non-GAAP financial measures of net sales in constant currency and Adjusted EBITDA. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

We use net sales on a constant currency basis to evaluate the sales performance of our business in period over period comparisons and for forecasting our business going forward. Constant currency information allows us to estimate what our sales performance would have been without changes in foreign currency exchange rates. This information is calculated by taking the current period local currency sales and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable prior period. This constant currency information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. Our presentation of constant currency information may not be consistent with the manner in which similar measures are derived or used by other companies.

Adjusted EBITDA represents net income (loss) attributable to Acushnet Holdings Corp. plus income tax expense, interest expense, depreciation and amortization, the expenses relating to the Acushnet Company Equity Appreciation Rights Plan, as amended (the “EAR Plan”), share-based compensation expense, a one-time executive bonus, restructuring charges, plant start-up costs, certain transaction fees, indemnification expense (income) from our former owner Beam Suntory, Inc. (formerly known as Fortune Brands, Inc.) (“Beam”), gains (losses) on the fair value of our common stock warrants, certain other non-cash gains, net and the net income relating to noncontrolling interests in our FootJoy golf shoe joint venture. We define Adjusted EBITDA in a manner consistent with the term “Consolidated EBITDA” as it is defined in our credit agreement. Consolidated EBITDA is used in our credit agreement at the Acushnet Company level for purposes of certain material terms, including (i) determining the applicable margin used to determine the interest rate per annum of outstanding borrowings and commitment fees for revolving commitments, (ii) calculating certain financial ratios used in financial maintenance covenants that require compliance on a quarterly basis, (iii) determining our ability to incur additional term loans or increases to our new revolving credit facility and (iv) determining the availability of certain baskets and the ability to enter into certain transactions.

We present Adjusted EBITDA as a supplemental measure because it excludes the impact of certain items that (i) we do not consider indicative of our ongoing operating performance, (ii) that relate to our acquisition of Acushnet Company, our operating subsidiary, from Beam on July 29, 2011 (the “Acquisition”) or (iii) that relate to our historical capital structure that will no longer be relevant after the closing of this offering. Management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business. Adjusted EBITDA is also used as a financial performance measure for purposes of determining the vesting of equity awards that were granted under our Acushnet Holdings Corp. 2015 Omnibus Incentive Plan.

We also believe Adjusted EBITDA provides useful information to investors regarding (i) our consolidated operating performance, (ii) our capacity to service debt, (iii) the applicable margin used to determine the interest rate per annum of outstanding borrowings and commitment fees for revolving commitments and (iv) our capacity to incur additional debt and utilize certain baskets and enter into transactions that may otherwise be restricted by our credit agreement. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between different periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted EBITDA is not a measurement of financial performance under GAAP. It should not be considered an alternative to net income (loss) attributable to Acushnet Holdings Corp. as a measure of our operating performance or any other measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, or affected by similar non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

The following table presents reconciliations of net income (loss) attributable to Acushnet to Adjusted EBITDA for the periods presented:

	Three months ended September 30		Nine months ended September 30
	2016	2015	2016	2015

Net income (loss) attributable to Acushnet Holdings Corp.	$(6,167)	$(13,987)	$45,902	$19,469
Income tax expense (benefit)	440	(4,273)	39,878	32,646
Interest expense, net	15,672	17,563	44,076	48,093
Depreciation and amortization	10,003	10,297	30,553	31,566
EAR Plan(a)	(940)	10,423	(940)	33,088
Shared-based compensation(b)	6,159	3,875	7,123	5,789
One-time executive bonus(c)	—	—	7,500	—
Restructuring charges(d)	174	—	816	—
Transaction fees(e)	2,947	127	11,912	665
Beam indemnification expense (income)(f)	(2,156)	272	(2,641)	(4,446)
(Gains) losses on the fair value of our common stock warrants(g)	—	(243)	6,112	14,535
Other non-cash (gains) losses, net	(236)	34	(531)	(87)
Nonrecurring expense (income)(h)	—	—	(1,467)	—
Net income attributable to noncontrolling interests(i)	1,124	689	3,077	3,847
Adjusted EBITDA	$27,020	$24,778	$191,370	$185,165
Adjusted EBITDA margin	8.1%	7.7%	15.5%	15.7%

(a)                                 Reflects expenses related to the anticipated full vesting of Equity Appreciation Rights (“EARs”) granted under our EAR Plan and the remeasurement of the liability at each reporting period based on the then-current projection of our common stock equivalent value (as defined in the EAR Plan). See “—Critical Accounting Policies and Estimates—Share-Based Compensation” in our Prospectus dated October 27, 2016 and filed with the SEC pursuant to Rule 424(b).  We may incur additional material expenses in 2016 in connection with the outstanding EARs. All outstanding EARs under the EAR Plan vested as of December 31, 2015. The EAR Plan expires on December 31, 2016 and amounts earned under the EAR Plan must be paid within two and a half months after the expiration date.

(b)                                 For the three months ended September 30, 2015 and nine months ended September 30, 2015, reflects compensation expense associated with the exercise of substitute stock options by an executive which were granted in connection with the Acquisition. All such stock options have been exercised.  For the three months ended September 30, 2016 and nine months ended September 30, 2016, reflects compensation expenses with respect to equity-based grants under the Acushnet Holdings Corp. 2015 Omnibus Incentive Plan which were made in the second quarter of 2016.

(c)                                  In the first quarter of 2016, our President and Chief Executive Officer was awarded a cash bonus in the amount of $7.5 million as consideration for past performance.

(d)                                 Reflects restructuring charges incurred in connection with the reorganization of certain of our operations in 2016.

(e)                                  Reflects legal fees incurred in 2015 relating to a dispute arising from the indemnification obligations owed to us by Beam in connection with the Acquisition as well as certain fees and expenses we incurred in 2015 and 2016 in connection with our initial public offering.

(f)                                   Reflects the non-cash charges related to the indemnification obligations owed to us by Beam that are included when calculating net income (loss) attributable to the Company.

(g)                                  Fila Korea Co., Ltd. exercised all of our outstanding common stock warrants in July 2016 and we used the proceeds from such exercise to redeem all of our outstanding 7.5% bonds due 2021.

(h)                                 Reflects legal judgment in favor of us associated with the Beam value-added tax dispute recorded in other (income) expense.

(i)                                     Reflects the net income attributable to the interest that we do not own in our FootJoy golf shoe joint venture.